EXHIBIT 42


                     SUPPLEMENTAL SECURITIES LOAN AGREEMENT

       AGREEMENT dated as of June 18, 2003 between JPMORGAN CHASE BANK, a New York Banking corporation, as borrower ("BORROWER"), SECURITY CAPITAL SHOPPING MALL BUSINESS TRUST, a Maryland real estate investment trust, as lender
("LENDER") and UBS SECURITIES LLC, a dealer registered pursuant to the Securities Exchange Act of 1934, as amended, as agent for the Borrower ("UBS"). This Supplemental Agreement, with respect only to the loan of securities referred to below, supplements and amends the Securities Lending Agency Client Agreement dated as of June 18, 2003 (the "CLIENT AGREEMENT") between Lender and UBS and the Securities Loan Agreement dated as of December 22, 1999 (the "AGENCY SECURITIES LOAN AGREEMENT") among UBS and J.P. Morgan Securities Inc. ("JPMSI"), as amended to add Borrower as a party pursuant to a letter agreement dated as of June 18, 2003, among UBS, JPMSI and Borrower.

       The parties hereto agree as follows:


1.     LOANS OF REGENCY CENTERS CORPORATION COMMON STOCK.

       1.1 Subject to the terms and conditions of this Agreement, the Agency Securities Loan Agreement and the Client Agreement, if after reasonable efforts the Borrower is unable to borrow, on terms reasonably acceptable to Borrower, shares of the Common Stock of Regency Centers Corporation ("REGENCY SHARES") from lenders reasonably acceptable to Borrower available in the market, the Borrower may orally initiate a transaction whereby UBS, as agent for Lender, may lend to Borrower, who along with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Bank, National Association and Citigroup Global Markets, Inc., shall be the sole Eligible Borrowers with respect to the Regency Shares under the Client Agreement, up to 3,906,667 Regency Shares which are fully-paid or which constitute excess margin shares owned by Lender. Each such loan shall be on the terms and conditions contained in the Agency Securities Loan Agreement, as supplemented by this Agreement. Terms not defined herein shall have the meanings ascribed to them in the Agency Securities Loan Agreement as in existence on the date hereof, as amended by this Agreement

2.     FEE FOR LOAN.

       2.1 Unless otherwise agreed, (a) the Loan Fee under Section 4.1 of the Agency Securities Loan Agreement shall be at the rate of 20 basis points (0.20%) per annum, computed daily on the basis of a 360-day year, and (b) the Cash Collateral Fee under Section 4.2 of the Agency Securities Loan Agreement shall be as displayed on the page Feds Open - Index - [GO] on the BLOOMBERG Professional Service, or successor page or such other source for the US dollar Federal Funds rate designated by Borrower and Lender.

3.     TERMINATION OF THE LOAN.

       3.1 Borrower may terminate a Loan on any Business Day by giving notice to Lender and UBS and transferring the Loaned Securities to UBS before the close of business of Borrower on such Business Day.

       3.2 UBS, as agent for Lender, may terminate a Loan on a termination date established by notice given to Borrower prior to the close of business on a Business Day. The termination date established by a termination notice given by UBS to Borrower shall be a date no earlier than the standard settlement date for trades of the Loaned Securities entered into on the date of such notice, which date shall, unless Borrower, Lender and UBS agree to the contrary, be the third Business Day following such notice.

4.     RIGHTS OF BORROWER IN RESPECT OF THE LOANED SHARES.

       4.1    The  rights of  Borrower  in respect  of Loaned  Securities  under
Section 6 of the Agency Securities Loan Agreement are limited to the extent that Borrower shall not have any incidents of ownership or take any action with respect to the Loaned Securities that would cause any Loaned Securities to become "Excess Shares" under the articles of incorporation of Regency Centers Corporation; PROVIDED, HOWEVER, that, to the extent required to prevent any Loaned Securities to become "Excess Shares", Borrower shall have the right, upon written consent of the Lender (which consent shall not be unreasonably withheld) to assign its obligations under this Agreement to any entity with a credit rating of AA- or above or to an affiliate of the Borrower without the prior consent of the Lender; PROVIDED, FURTHER, that the Borrower may not make any such assignment if immediately after giving effect to the proposed assignment, there would be an Event of Default or Potential Event of Default of the Borrower or such proposed assignee pursuant to the Confirmation.

5.     MARK TO MARKET MARGIN.

       5.1 For purposes of Section 8 of the Agency Securities Loan Agreement and Sections 3(a) and 3(b) of the Client Agreement, the Market Value of the Collateral and the Required Collateral Level shall be 102% of the Market Value of the Loaned Securities, and shall be valued on an Account-by-Account basis as contemplated by Section 8.4 of the Agency Securities Loan Agreement. Without the prior written consent of Borrower, Lender will not permit the collateral to be held other than in Lender's Client Account at UBS. Collateral shall consist only of cash and shall be invested as specified by Lender and Borrower.

6.     Forward Sale Agreement.

       6.1 Notwithstanding anything in this Agreement and the Agency Securities Loan Agreement to the contrary, Borrower, UBS and Lender hereby agree and acknowledge that, pursuant to the terms of a Confirmation dated June 18, 2003 between Lender and Borrower (the "CONFIRMATION"), if Lender or Borrower fails to perform its obligation to return the Collateral or to deliver the Loaned Shares, as the case may be, hereunder then Physical Settlement (as defined in the Confirmation) shall apply and (a) Lender shall be deemed to have elected to satisfy its obligation to deliver Shares under the Confirmation, in whole or in part, by assigning to Borrower its right to receive delivery of an equal number of Shares (or such lesser number as may then be subject to a loan) hereunder and (b) Borrower shall be deemed to have elected to satisfy its payment obligation under the Confirmation, in whole or in part, by assigning to Lender its right to the return of Collateral hereunder in amount equal to the amount of such payment obligation (or such amount as may then be held as Collateral hereunder).

       6.2 Notwithstanding anything in the Agency Securities Loan Agreement and this Agreement to the contrary, Borrower, UBS and Lender hereby agree and acknowledge that, pursuant to the terms of the Confirmation, if Lender or Borrower fails to perform its delivery or payment obligations, as the case may be, under the Confirmation on the Settlement Date (as defined in the Confirmation) then Physical Settlement (as defined in the Confirmation) shall apply and (a) Lender shall be deemed to have elected to satisfy its obligation to deliver Shares under the Confirmation, in whole or in part, by assigning to Borrower its right to receive delivery of an equal number of Shares (or such lesser number as may then be subject to a loan) hereunder and (b) Borrower shall be deemed to have elected to satisfy its payment obligation under the Confirmation, in whole or in part, by assigning to Lender its right to the return of Collateral hereunder in amount equal to the amount of such payment obligation (or such amount as may then be held as Collateral hereunder).

       6.3 Notwithstanding anything in the Agency Securities Loan Agreement and this Agreement to the contrary, if Physical Settlement (as defined in the Confirmation) is elected under the Confirmation, then (a) Lender shall be deemed to have elected to satisfy its obligation to deliver Shares under the Confirmation, in whole or in part, by assigning to Borrower its right to receive delivery of an equal number of Shares (or such lesser number as may then be subject to a loan) hereunder and (b) Borrower shall be deemed to have elected to satisfy its payment obligation under the Confirmation, in whole or in part, by assigning to Lender its right to the return of Collateral hereunder in amount equal to the amount of such payment obligation (or such amount as may then be held as Collateral hereunder).

       6.4 Notwithstanding anything in the Agency Securities Loan Agreement and this Agreement to the contrary, Borrower, UBS and Lender hereby agree and acknowledge the non-defaulting party in Section 6.1, 6.2 or 6.3 hereof shall not be deemed to have made its respective election under clause (a) or clause (b) unless, concurrently with the assignment by the non-defaulting party of the right to receive delivery of Shares hereunder or the right to return of the Collateral, as the case may be, the defaulting party fully performs its obligation under the Confirmation to deliver Shares or to pay the Settlement Amount (as defined in the Confirmation), as the case may be, to the extent that the number of Loaned Shares is less than the number of Shares required to be delivered under the

Confirmation or the amount of Collateral required to be returned is less than the amount required to be paid under the Confirmation, as the case may be.

7.     APPLICABLE LAW.

       7.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such state, without reference to its conflicts of laws principles or rules.

8.     REPRESENTATION OF THE LENDER.

       8.1 Lender hereby represents and warrants to Borrower that the representations and warranties of Lender contained in Section 4(a) of the Client Agreement are true and correct as of the date hereof (provided that Section 4(a)(iii) is subject to the rights of Borrower under the Confirmation) and shall be deemed made and repeated for all purposes at and as of all times when any Loan entered into under the Agency Securities Loan Agreement is outstanding.

9.     TERMINATION.

       9.1 Lender and UBS agree that they will not terminate the Client Agreement prior to the Settlement Date specified in the Confirmation without the prior written consent of Borrower.

10.    DEFAULT.

       10.1 In the event of any default by Borrower under any Loan, UBS shall take action only in accordance with express instructions from Lender, Section 3(f) of the Client Agreement to the contrary notwithstanding.

11.    COMPENSATION OF UBS.

       11.1 The compensation of UBS under the Client Agreement shall be paid by Lender and UBS is not authorized to collect any compensation from the principal of the Collateral or that would affect the Cash Collateral Fee payable to Borrower.

                                  JPMORGAN CHASE BANK


                                  By:  /s/ STEPHEN E. GRAY
                                      ------------------------------------------
                                      Name:     Stephen E. Gray
                                  Title: Managing Director


                                  SECURITY CAPITAL SHOPPING MALL BUSINESS TRUST


                                  By:  /s/ PHILIP A. MINTZ
                                      ------------------------------------------
                                      Name:     Philip A. Mintz
                                      Title:    Vice President


                                  UBS SECURITIES LLC


                                  By:  /s/ DENISE KARABOTS
                                      ------------------------------------------
                                      Name:     Denise Karabots
                                      Title: Executive Director